Exhibit 10.3

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) by and among (i) Fresh Vine Wine, Inc., a Nevada corporation (“Fresh Vine”); (ii) Amaze Software, Inc., a Delaware corporation (the “Company”), and (iii) each stockholder of Fresh Vine listed on the Exhibit A (each, a “Holder”, and collectively, the “Holders”), is dated March 7, 2025 (the “Effective Date”).

BACKGROUND

A.              On or about March 4, 2025, (i) Fresh Vine, (ii) the Company; and (iii) Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of Fresh Vine (“Merger Sub”), will enter into that certain Amended and Restated Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), under which Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Fresh Vine in accordance with the Merger Agreement and the DGCL.

B.              The Merger Agreement provides that as the consideration to the Company stockholders in connection with the Merger (the “Merger Consideration”), Fresh Vine will issue to the Company stockholders, in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder, [shares of common stock, par value $0.001 per share (the “Common Stock”), of Fresh Vine], shares of Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), of Fresh Vine, and warrants to purchase shares of Common Stock of Fresh Vine (the “Warrants”).

C.              As of Effective Date, each Holder owns of record the number and type of securities set forth opposite such Holder’s name on Exhibit A (all such securities and any securities of which ownership of record or the power to vote is acquired by the Holders before the termination of this Agreement are “Securities”).

D.              To induce Fresh Vine and the Company to enter into the Merger Agreement, the Holders are executing and delivering this Agreement to Fresh Vine and the Company.

E.               In consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

AGREEMENT

1.               Definitions. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

2.               Agreement to Vote. Each Holder, by this Agreement, with respect to its Securities, severally and not jointly, agrees (and agrees to execute such documents or certificates evidencing such agreement as Fresh Vine and/or the Company may reasonably request), during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5 (the “Voting Period”), to vote, at any meeting of the Holders, and in any action by written consent of the Holders, to the extent that the Securities are entitled to vote thereat, all of such Holder’s Securities (a) in favor of the issuance of shares of Fresh Vine Common Stock in excess of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations provided for in the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock upon conversion or exchange of such Series D Convertible Preferred Stock and upon exercise of the Warrants (the “NYSE Compliance Proposal”) ; (b) for the election of the Fresh Vine director nominees, including Aaron Day and Pete Deutschman, to the Board of Directors of Fresh Vine to serve until their successors are duly elected or appointed and qualified in accordance with applicable Law; (c) in favor of any proposal to adjourn or postpone such meeting of stockholders of the Fresh Vine to a later date if there are not sufficient votes to approve the NYSE Compliance Proposal; (d) in favor of any other proposals set forth in the Proxy Statement; and (d) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the elimination of the “Exchange Share Cap” and “Individual Holder Share Cap” limitations and/or fulfillment of Fresh Vine’s obligations under the Merger Agreement with respect to the issuance of common stock upon conversion of the Series D Preferred Stock and/or exercise of the Warrants. Each Holder understands and acknowledges that Fresh Vine and the Company entered into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement. Each Holder acknowledges receipt and review of a copy of the Merger Agreement.

3.               Transfer of Securities. Except as may be required by or permitted in the Merger Agreement, each Holder, with respect to its Securities, severally and not jointly, agrees during the Voting Period, that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees in writing to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees in writing to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Holder from performing its obligations; provided that the foregoing shall not prohibit the transfer of the Securities by a Holder to an affiliate of such Holder, but only if such affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement. From time to time, at the request of the Fresh Vine, the Holders shall take all such further actions as may be necessary or appropriate to effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Merger.

4.               Representations and Warranties. Each Holder, severally and not jointly, represents and warrants for and on behalf of itself to Fresh Vine and Company as follows:

(a)             If the Holder is not a natural person, the Holder has all requisite corporate power and authority to (a) execute and deliver this Agreement and the contemplated documents, and (b) consummate the contemplated transactions and perform all obligations to be performed by it. If the Holder is not a natural person, the execution and delivery of this Agreement and the contemplated documents and the consummation of the contemplated transactions have been duly and validly authorized and approved by the board of directors (or an equivalent body) and/or shareholders of the Holder and no other company proceeding on the part of the Holder is necessary to authorize this Agreement and the contemplated documents. If the Holder is a natural person, the Holder has full legal capacity, right and authority to (a) execute and deliver this Agreement and the contemplated documents, and (b) to consummate the contemplated transactions. This Agreement has been duly and validly executed and delivered by the Holder, and this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If the Holder is a natural person who is married and resides in a community property jurisdiction, then the Holder’s spouse has executed and delivered to the Company and Fresh Vine a spousal consent, in the form attached as Exhibit B, concurrently with the execution and delivery of this Agreement.

(b)             The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated do not and will not (i) conflict with or violate any Law or order applicable to such Holder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or the Transaction Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Holder’s Organizational Documents, as applicable.

(c)             Such Holder owns of record and has good, valid and marketable title to the Securities set forth opposite such Holder’s name on Exhibit A, free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the organizational documents of such Holder, as applicable) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Holder does not own, directly or indirectly, any other Securities other than as set forth opposite such Holder’s name on Exhibit A.

(d)             There are no pending legal proceedings against the Holder.

(e)             The execution and delivery of this Agreement by the Holder and the other contemplated documents by the Holder and the consummation of the contemplated transactions do not and will not:

(i)              violate or conflict with any provision of, or result in the breach of or default under the governing documents of the Holder (if the Holder is not a natural person

(ii)            violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or governmental order applicable to the Holder;

(iii)          violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any contract to which the Shareholder is a party or by which the Holder may be bound; or

(iv)           result in the creation of any lien upon any of the properties or assets of the Holder.

(f)              The Holder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Fresh Vine and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Fresh Vine or the Company and based on such information as the Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder acknowledges that Fresh Vine and the Company have not made and do not make any representation or warranty to the Holder, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the other Transaction Documents.

5.               Termination. This Agreement and the obligations of the Holders under this Agreement shall automatically terminate upon the earliest of (a) the date of receipt of the approval by the Fresh Vine stockholders of the NYSE Compliance Proposal; (b) the date of termination of the Merger Agreement in accordance with its terms; or (c) the mutual written agreement of Fresh Vine and the Company. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6.               Miscellaneous.

(a)             Except as otherwise provided in this Agreement or in the Merger Agreement or any Transaction Document, all costs and expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated are consummated.

(b)             All notices, requests, claims, demands and other communications shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If to Fresh Vine prior to the Closing Date, to:

Fresh Vine Wine, Inc.

11500 Wayzata Blvd., #1147

Minnetonka, MN 55305

Attn: Michael Pruitt

Email: mp@avenelfinancial.com

with a copy (which will not constitute notice) to:

Maslon LLP

225 South Sixth Street, Suite 2900

Minneapolis, MN 55402

Attn: William M. Mower

Email: bill.mower@maslon.com

If to the Company, or to Fresh Vine after the Closing Date, to:

Amaze Software, Inc.

2901 West Coast Hwy., Ste. 200

Newport Beach, CA 92663

Email: aaron@amaze.co

Attention: Aaron Day

with a copy (which will not constitute notice) to:

Mercer Oak LLC

29 North Ada Street

Chicago, IL 60607

Attn: Thomas J. Dammrich II

E-mail: tj@merceroaklaw.com

If to a Holder, to the address of such Holder set forth on Exhibit A.

(c)             If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions be consummated as originally contemplated to the fullest extent possible.

(d)             This Agreement, the Merger Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e)             This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Holder shall be liable for the breach of this Agreement by any other Holder.

(f)              This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

(g)             The parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms and that the parties shall be entitled to seek specific performance of the terms, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(h)             This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Nevada, without regard to its conflict of laws principles. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Clark County, Nevada (the “Specified Courts”). Each party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(b). Nothing in this Section 6(h) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(i)              EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i).

(j)              This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k)             Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l)              This Agreement shall not be effective or binding upon any Holder until such time as the Merger Agreement is executed by each of the parties.

(m)           If, and as often as, there are any changes in the Company or the Company securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations shall continue with respect to the Holder and its Securities as so changed.

(n)             Each Holder signs this Agreement solely in such Holder’s capacity as a holder of securities of Fresh Vine, and not in any other capacity, and if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Holder or any of its affiliates in his or her capacity as an officer or director of the Fresh Vine.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

The parties have executed this Agreement as of the Effective Date.

FRESH VINE:

FRESH VINE WINE, INC.

By:________________________

Name: Michael Pruitt

Title: Chief Executive Officer

COMPANY:

AMAZE SOFTWARE, INC.

By: ________________________

Name: Aaron Day

Title: Chief Executive Officer

The parties have executed this Agreement as of the Effective Date.

HOLDER:

By:

[NAME]